PRIORITY INCOME FUND, INC.

ARTICLES SUPPLEMENTARY

Priority Income Fund, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST: These Articles Supplementary, or “Articles Supplementary,” establish three Series of Term Preferred Shares, par value $0.01 per share (the “Term Preferred Shares”), of the Corporation. These Articles Supplementary constitute appendices to the “Articles Supplementary Establishing and Fixing the Rights and Preferences of Term Preferred Shares” dated June 28, 2018 (the “TP Articles Supplementary”), and except as set forth below, these Articles Supplementary incorporate by reference the terms set forth with respect to all Series of such Term Preferred Shares in the TP Articles Supplementary. These Articles Supplementary have been adopted by resolution of the Board of Directors of the Corporation (the “Board”). These Articles Supplementary have been approved by the Board in the manner and by the vote required by law. The shares of Series KB Cumulative Preferred Stock, Series KC Cumulative Preferred Stock and Series KD Cumulative Preferred Stock (each as defined below) have been classified by the Board under authority contained in the Charter of the Corporation (the “Charter”). These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation. Capitalized terms used herein but not defined herein have the respective meanings set forth in the TP Articles Supplementary.

SECOND: Under a power contained in the Charter, the Board, by duly adopted resolutions, reclassified and designated 2,000,000 authorized but unissued Term Preferred Shares, as Term Preferred Shares, 6.750% Series KB Cumulative Preferred Stock, par value $0.01 per share (the “Series KB Cumulative Preferred Stock”), of the Corporation. The Series KB Cumulative Preferred Stock, in addition to the terms set forth in the TP Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth on Appendix KB hereto.

THIRD: Under a power contained in the Charter, the Board, by duly adopted resolutions, reclassified and designated 2,000,000 authorized but unissued Term Preferred Shares, as Term Preferred Shares, 6.500% Series KC Cumulative Preferred Stock, par value $0.01 per share (the “Series KC Cumulative Preferred Stock”), of the Corporation. The Series KC Cumulative Preferred Stock, in addition to the terms set forth in the TP Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth on Appendix KC hereto.

FOURTH: Under a power contained in the Charter, the Board, by duly adopted resolutions, reclassified and designated 2,000,000 authorized but unissued Term Preferred Shares, as Term Preferred Shares, 6.250% Series KD Cumulative Preferred Stock, par value $0.01 per share (the “Series KD Cumulative Preferred Stock”), of the Corporation. The Series KD Cumulative Preferred Stock, in addition to the terms set forth in the TP Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth on Appendix KD hereto.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary on the day of April, 2022.

Priority Income Fund, Inc.

By:
Name: M. Grier Eliasek
Title: President

Attest:

Name: Kristin Van Dask
Title: Secretary

The undersigned duly authorized officer of the Corporation, who executed on behalf of the Corporation the foregoing Articles Supplementary, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation, and states under penalties for perjury that, to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.

Name: M. Grier Eliasek
Title: President

[Signature Page to the Articles Supplementary Establishing and Fixing the Rights and
Preferences of Series KB Cumulative Preferred Stock, Series KC Cumulative Preferred Stock, and Series KD Cumulative Preferred Stock]

APPENDIX KB

Section 1. Designation as to Series.

Term Preferred Shares, 6.750% Series KB Cumulative Preferred Stock: A series of 2,000,000 shares of Capital Stock classified as Term Preferred Shares is hereby designated as the “6.750% Series KB Cumulative Preferred Stock” (the “Series KB Cumulative Preferred Stock”). Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Charter and the TP Articles Supplementary (except as the TP Articles Supplementary may be expressly modified by this Appendix), as are set forth in this Appendix KB. The Series KB Cumulative Preferred Stock shall constitute a separate series of Capital Stock and of the Term Preferred Shares and each Share of Series KB Cumulative Preferred Stock shall be identical. The following terms and conditions shall apply solely to the Series KB Cumulative Preferred Stock:

Section 2. Number of Authorized Shares of Series.

The number of authorized shares is 2,000,000.

Section 3. Date of Original Issue with respect to Series.

The Date of Original Issue shall be the date any such shares of Series KB Cumulative Preferred Stock are initially issued from time to time by the Corporation.

Section 4. Fixed Dividend Rate Applicable to Series.

The Fixed Dividend Rate is 6.750%.

Section 5. Liquidation Preference Applicable to Series.

The Liquidation Preference is $25.00 per share.

Section 6. Term Redemption Date Applicable to Series.

The Series KB Cumulative Preferred Stock has no Term Redemption Date and Section 2.5(a) of the TP Articles Supplementary shall be of no force or effect with regard to the Series KB Cumulative Preferred Stock. The Series KB Cumulative Preferred Stock will remain outstanding until redeemed in accordance with Sections 2.5(b) or 2.5(c) of the TP Articles Supplementary.

Section 7. Dividend Payment Dates Applicable to Series.

The Dividend Payment Dates are the last calendar day of the month of the Dividend Period.

Section 8. Non-Call Period Applicable to Series.

The Non-Call Period is the period beginning on the first date on which any shares of Series KB Cumulative Preferred Stock are issued (the “First Issue Date”) and ending on the close of business on the five-year anniversary of the First Issue Date.

Section 9. Exceptions to Certain Definitions Applicable to the Series.

The following definitions contained under the heading “Definitions” in the TP Articles Supplementary are hereby amended as follows:

Not applicable.

Section 10. Additional Definitions Applicable to the Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to each Share of Series KB Cumulative Preferred Stock, in the case of the first Dividend Period, the period beginning on the Date of Original Issue for such Share and ending on but excluding the last calendar day of the Calendar Quarter and, for each subsequent Dividend Period, the period beginning on and including the first calendar day of the Calendar Quarter following the day on which the previous Dividend Period ended and ending on and including the last calendar day of such Calendar Quarter.

Section 11. Amendments to Terms of Term Preferred Shares Applicable to the Series.

The following provisions contained under the heading “Terms of the Term Preferred Shares” in the TP Articles Supplementary are hereby amended as follows:

Not applicable.

Section 12. Additional Terms and Provisions Applicable to the Series.

The following provisions shall be incorporated into and be deemed part of the TP Articles Supplementary:

Not applicable.

APPENDIX KC

Section 1. Designation as to Series.

Term Preferred Shares, 6.500% Series KC Cumulative Preferred Stock: A series of 2,000,000 shares of Capital Stock classified as Term Preferred Shares is hereby designated as the “6.500% Series KB Cumulative Preferred Stock” (the “Series KC Cumulative Preferred Stock”). Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Charter and the TP Articles Supplementary (except as the TP Articles Supplementary may be expressly modified by this Appendix), as are set forth in this Appendix KC. The Series KC Cumulative Preferred Stock shall constitute a separate series of Capital Stock and of the Term Preferred Shares and each Share of Series KC Cumulative Preferred Stock shall be identical. The following terms and conditions shall apply solely to the Series KC Cumulative Preferred Stock:

Section 2. Number of Authorized Shares of Series.

The number of authorized shares is 2,000,000.

Section 3. Date of Original Issue with respect to Series.

The Date of Original Issue shall be the date any such shares of Series KC Cumulative Preferred Stock are initially issued from time to time by the Corporation.

Section 4. Fixed Dividend Rate Applicable to Series.

The Fixed Dividend Rate is 6.500%.

Section 5. Liquidation Preference Applicable to Series.

The Liquidation Preference is $25.00 per share.

Section 6. Term Redemption Date Applicable to Series.

The Series KC Cumulative Preferred Stock has no Term Redemption Date and Section 2.5(a) of the TP Articles Supplementary shall be of no force or effect with regard to the Series KC Cumulative Preferred Stock. The Series KC Cumulative Preferred Stock will remain outstanding until redeemed in accordance with Sections 2.5(b) or 2.5(c) of the TP Articles Supplementary.

Section 7. Dividend Payment Dates Applicable to Series.

The Dividend Payment Dates are the last calendar day of the month of the Dividend Period.

Section 8. Non-Call Period Applicable to Series.

The Non-Call Period is the period beginning on the first date on which any shares of Series KC Cumulative Preferred Stock are issued (the “First Issue Date”) and ending on the close of business on the five-year anniversary of the First Issue Date.

Section 9. Exceptions to Certain Definitions Applicable to the Series.

The following definitions contained under the heading “Definitions” in the TP Articles Supplementary are hereby amended as follows:

Not applicable.

Section 10. Additional Definitions Applicable to the Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to each Share of Series KC Cumulative Preferred Stock, in the case of the first Dividend Period, the period beginning on the Date of Original Issue for such Share and ending on but excluding the last calendar day of the Calendar Quarter and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the Calendar Quarter following the day on which the previous Dividend Period ended and ending on and including the last calendar day of such Calendar Quarter.

Section 11. Amendments to Terms of Term Preferred Shares Applicable to the Series.

The following provisions contained under the heading “Terms of the Term Preferred Shares” in the TP Articles Supplementary are hereby amended as follows:

Not applicable.

Section 12. Additional Terms and Provisions Applicable to the Series.

The following provisions shall be incorporated into and be deemed part of the TP Articles Supplementary:

Not applicable.

APPENDIX KD

Section 1. Designation as to Series.

Term Preferred Shares, 6.250% Series KD Cumulative Preferred Stock: A series of 2,000,000 shares of Capital Stock classified as Term Preferred Shares is hereby designated as the “6.500% Series KD Cumulative Preferred Stock” (the “Series KD Cumulative Preferred Stock”). Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Charter and the TP Articles Supplementary (except as the TP Articles Supplementary may be expressly modified by this Appendix), as are set forth in this Appendix KD. The Series KD Cumulative Preferred Stock shall constitute a separate series of Capital Stock and of the Term Preferred Shares and each Share of Series KD Cumulative Preferred Stock shall be identical. The following terms and conditions shall apply solely to the Series KD Cumulative Preferred Stock:

Section 2. Number of Authorized Shares of Series.

The number of authorized shares is 2,000,000.

Section 3. Date of Original Issue with respect to Series.

The Date of Original Issue shall be the date any such shares of Series KD Cumulative Preferred Stock are initially issued from time to time by the Corporation.

Section 4. Fixed Dividend Rate Applicable to Series.

The Fixed Dividend Rate is 6.250%.

Section 5. Liquidation Preference Applicable to Series.

The Liquidation Preference is $25.00 per share.

Section 6. Term Redemption Date Applicable to Series.

The Series KD Cumulative Preferred Stock has no Term Redemption Date and Section 2.5(a) of the TP Articles Supplementary shall be of no force or effect with regard to the Series KD Cumulative Preferred Stock. The Series KD Cumulative Preferred Stock will remain outstanding until redeemed in accordance with Sections 2.5(b) or 2.5(c) of the TP Articles Supplementary.

Section 7. Dividend Payment Dates Applicable to Series.

The Dividend Payment Dates are the last calendar day of the month of the Dividend Period.

Section 8. Non-Call Period Applicable to Series.

The Non-Call Period is the period beginning on the first date on which any shares of Series KD Cumulative Preferred Stock are issued (the “First Issue Date”) and ending on the close of business on the five-year anniversary of the First Issue Date.

Section 9. Exceptions to Certain Definitions Applicable to the Series.

The following definitions contained under the heading “Definitions” in the TP Articles Supplementary are hereby amended as follows:

Not applicable.

Section 10. Additional Definitions Applicable to the Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to each Share of Series KD Cumulative Preferred Stock, in the case of the first Dividend Period, the period beginning on the Date of Original Issue for such Share and ending on but excluding the last calendar day of the Calendar Quarter and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the Calendar Quarter following the day on which the previous Dividend Period ended and ending on and including the last calendar day of such Calendar Quarter.

Section 11. Amendments to Terms of Term Preferred Shares Applicable to the Series.

The following provisions contained under the heading “Terms of the Term Preferred Shares” in the TP Articles Supplementary are hereby amended as follows:

Not applicable.

Section 12. Additional Terms and Provisions Applicable to the Series.

The following provisions shall be incorporated into and be deemed part of the TP Articles Supplementary:

Not applicable.